Exhibit 4.1
Warrant Certificate No. 325
NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Dated: December 13, 2007	Void After: December 13, 2017
FOOTHILLS RESOURCES, INC.
WARRANT TO PURCHASE COMMON STOCK
Foothills Resources, Inc., a Nevada corporation (the “Company”), for value received on December 13,   2007 (the “Effective Date”), hereby issues to Regiment Capital Special Situations Fund III, L.P. (such person and any successors and/or assigns each being the “Holder” with respect to the Warrant held by it) this Warrant (the “Warrant”) to purchase 2,580,159 shares (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock, at the Exercise Price, as adjusted from time to time as provided herein, on or before December 13, 2017 (the “Expiration Date”), all subject to the following terms and conditions.
Certain terms used herein shall have the meanings set forth on Exhibit C hereto. Unless otherwise defined in this Warrant (including Exhibit C), terms appearing in initial capitalized form shall have the meaning ascribed to them in that certain Credit Agreement, dated as of even date herewith, by and among the Company, certain subsidiaries of the Company and the other parties signatory thereto pursuant to which this Warrant was issued (the “Credit Agreement”).
1. DURATION AND EXERCISE OF WARRANTS
     (a) Exercise Period. The Holder may exercise this Warrant in whole or in part on any Business Day on or before 5:00 p.m., Eastern time, on the Expiration Date, at which time this Warrant shall become void and of no value.
     (b) Exercise Procedures.
          (i) While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by (A) surrender of this Warrant, with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, and payment of the then applicable Exercise Amount made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America, (B) by exchanging a portion of this Warrant pursuant to which the Holder receives from the Company the number of Warrant Shares equal to (A) the number of Warrant Shares as to which this Warrant is being exercised minus (B) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the Exercise Amount, or (C) any combination of the foregoing. The Company acknowledges that the provisions of clause (B) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (ii) will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this section), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (B).
          (ii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effected immediately prior to the close of business on the date (the “Date of Exercise”) which the conditions set forth in Section 1(b) have been satisfied. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Exercise Amount (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Exercise Amount, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 1(b)) of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all stamp or other documentary taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
          (iii) If the Company shall fail to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of exercise.
     (c) Partial Exercise. This Warrant shall be exercisable, either as an entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares which remain subject to this Warrant.
     (d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.
2. ISSUANCE OF WARRANT SHARES; CERTAIN COVENANTS OF THE COMPANY
     (a) The Company represents and warrants that the Warrants and this Warrant Certificate have been duly authorized and issued by the Company and represent a valid and binding obligation on the Company, enforceable against the Company in accordance with its terms. The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, validly issued, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.
     (b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.
     (c) The Company will not, by amendment of its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all the action as may be necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant , or against impairment of such rights .
3. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES
     (a) The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a).

          (i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased , and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive even or events described in this Section 3(a)(i).
          (ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:
     (A) any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or
     (B) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (ii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).
          (iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.
     (b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.
     (c) Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company’s board of directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder; provided, however, that no such adjustment pursuant to this Section 3(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.
     (d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time prior to December 13, 2008, issue Additional Shares of Common Stock (as defined below), without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issuance, then the Exercise Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one hundredth of a cent) determined by multiplying such Market Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of Shares which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued or to be issued would purchase at such Market Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued in such issuance; provided that, for the purpose of this Section 3(d), all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding. If any issuance of Additional Shares of Common Stock shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 3(d), then, effective at the time such adjustment is made, the number of Warrant Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Warrant Shares subject to purchase immediately before such Share Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 3(d). The provisions of this Section 3(d) shall not operate to increase the Exercise Price or reduce the number of Warrant Shares subject to purchase upon exercise of this Warrant.

For purposes of this Warrant, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Effective Date (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options outstanding on the Effective Date; (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 3(a)(i) through 3(a)(iii) above; or (iii) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company. The provisions of this Section 3(d) shall not operate to increase the Exercise Price.
4. TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES
     (a) Registration of Transfers and Exchanges. Subject to Section 4(c) and 4(d), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Assignment Notice attached as Exhibit B , to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.
     (b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.
     (c) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Act, which opinion will be in form and from counsel reasonably satisfactory to the Company. For the avoidance of doubt, this Warrant may be transferred separately and independently from the Notes.
     (d) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof), and the Holder may cause Warrant Shares to be issued upon exercise of any Warrant, to the Holder’s Affiliates without obtaining the opinion from counsel that may be required by Section 4(c)(ii), provided that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s transfer agent that such transfer does not violate applicable securities laws.
     (e) The legend specified at the top of the first page of this Warrant shall also be placed on all certificates issued upon transfer of, or in exchange for, or in lieu (pursuant to Section 5) of, this Warrant.

     (f) The Holder, by accepting this Warrant, consents and agrees with the Company and with every subsequent Holder that, prior to due presentment of this Warrant for registration of transfer, the Company may treat the Person in whose name this Warrant is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under this Warrant, and neither the Company nor any agent thereof shall be affected by any notice to the contrary.
5. MUTILATED OR MISSING WARRANT CERTIFICATE
If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares, provided however, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.
6. PAYMENT OF TAXES
The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares, to any person or entity other than to the Holder or its transferee.
7. FRACTIONAL WARRANT SHARES
No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.
8. NO STOCK RIGHTS AND LEGEND
     (a) No holder of this Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provided herein).
     (b) Each certificate for Warrant Shares initially issued upon the exercise of this Warrant Certificate, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, except for any Warrant Shares that (i) have been registered under the Securities Act pursuant to Section 9 or (ii) transferred pursuant to Rule 144 or another exemption therefrom pursuant to clause (ii) of Section 4(c) and with respect to which issuance or transfer the opinion required under such clause (ii) is also to the effect that the following legend is not required for the Company to establish compliance with any provision of the Securities Act), shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”
9. REGISTRATION RIGHTS
     Neither the Warrant nor the Warrant Shares have been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations.
     (a) Demand Registration.
          (i) At any time following March 31, 2008, upon delivery to the Company by the holder or holders of at least 50% of all Warrants and Warrant Shares (such percentage determined by aggregating the number of Warrant Shares into which Warrants are then exercisable and the number of Warrant Shares then outstanding) (such holder or holders, the “Initiating Holders”) of a written request (a “Registration Request”) that the Company effect a registration under the Securities Act of Registrable Securities, which Registration Request shall specify the number of Registrable Securities proposed to be sold (which number of Registrable Securities for all such Initiating Holder(s) must aggregate at least 50% of the Warrant Shares as of such date), and the intended method of disposition thereof, the Company will:
               (x) promptly (but in any case within ten (10) days) give written notice of such Registration Request to all other holders of Warrants and to all other holders of Registrable Securities, which holders shall be entitled to join such Registration Request by delivering to the Company within thirty (30) days a notice specifying the number of Registrable Securities proposed to be sold and the intended method of disposition thereof, in which case the term “Initiating Holders” shall include such other holders and the Registration Request shall be deemed to cover such holders and such number of Registrable Securities proposed to be sold by such holders; and
               (y) use its commercially reasonable efforts to effect, as expeditiously as practicable, the registration of all Registrable Securities covered by such Registration Request;
provided that (A) subject to Section 9(a)(ii) the Company shall not be obligated to effect a registration of Registrable Securities pursuant to the Warrants on more than one (1) occasion for a Registration Request from the Holders (provided that in the event that notwithstanding its best efforts, the Company is unable to register 100% of the Registrable Securities in connection with such Registration Request by a Holder or Holders, the Holders shall be entitled to one (1) additional Registration Request), (B) the Company shall not be obligated to effect a registration of Registrable Securities pursuant hereto on more than one (1) occasion in any six (6) month period, and (C) notwithstanding any provision to the contrary herein, the Company may delay the filing of a registration statement for such Registrable Securities for a period of up to ninety (90) days, measured from the date that the Company receives the applicable Registration Request, by furnishing to each Initiating Holder within ten (10) Business Days of such receipt a certified resolution of the Board of Directors of the Company stating that in the good faith judgment of the Board it would be detrimental or otherwise disadvantageous to the Company and its shareholders for such a registration statement to be filed at such time. If the Company furnishes such certified resolution, the Initiating Holders may, in their discretion, elect to relieve the Company of its obligation to proceed to effect the requested registration of the Registrable Securities upon the expiration of the ninety (90) day period by withdrawing their Registration Request.
          (ii) If the Initiating Holders or the Company so elect, the offering of the Registrable Securities to be registered following a Registration Request shall be in the form of an underwritten offering, in which case (x) the Initiating Holders and the Company shall mutually agree upon and select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that if the Initiating Holders and the Company cannot mutually agree, the Company will be entitled to select the managing underwriters and additional investment bankers, but the managing underwriters and additional investment bankers so selected must by reasonably satisfactory to the Initiating Holders, (y) the right of any Initiating Holder to cause the Company to register its Registrable Securities pursuant to this Section 9(a) shall be conditioned upon the inclusion of such Initiating Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Initiating Holder and a majority in interest of all Initiating Holders) to the extent provided herein and (z) all Initiating Holders proposing to include their Registrable Securities in the registration and underwritten offering shall enter into an underwriting agreement in customary form with the representative(s) of the underwriters for such underwritten offering; provided further that the Company may decline to have the offering of such Registrable Securities be in the form of an underwritten offering, in which case such Registration Request shall not be counted as a Registration Request for the purposes of the limitation on the number of Registration Requests contained in the proviso to Section 9(a)(i); provided, further, the Company may not decline to have the offering of any Registrable Securities pursuant to a Registration Request on more than one (1) occasion in any twelve-month period, and the Holders may not make a second request for an underwritten offering during this twelve-month period.
          (iii) Any registration statement filed pursuant to a Registration Request may include other securities of the Company being sold for the account of the Company or for the account of any other holders. If the representative(s) of the underwriters for an offering which includes any such other securities advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, the amount of securities that shall be entitled to be included in the registration and underwriting shall be allocated first to the Registrable Securities (and if the limitation is such that the Registrable Securities held by all participating holders cannot be so included, then the allocation shall be among the participating holders in proportion to the Registrable Securities held by them), and second to securities being sold for the account of the Company and any other holders.
     (b) Form S-3. The Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the Initiating Holders shall have the right at any time and from time to time to request registration on Form S-3 (or any successor form) for the Warrant Shares held by such requesting Holder having an aggregate value of at least $500,000 (based on the then current market price), including registrations for the sale of such Warrant Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Company shall not be obligated to register such Shares on more than two (2) occasions in any twelve-month period. Such requests shall be in writing and shall state the number of Warrant Shares to be disposed of and the intended method of disposition of such Shares by such Initiating Holders.

     (c) Piggyback Registration.
          (i) If any Registrable Securities are not able to be resold pursuant to an effective Registration Statement and the Company, at any time or from time to time, proposes to file a registration statement under the Securities Act with respect to an offering of Shares for cash (x) for the Company’s own account (other than a registration statement on Form S-4 or S-8 (or any successor or similar form that may be adopted by the Commission)) or (y) for the account of any holders of Shares, Options, or Convertible Securities other than the Warrants and/or Warrant Shares, then the Company at each such time shall give written notice of such proposed filing to each Holder and to each holder of Registrable Securities (in no event less than twenty (20) Business Days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register such number of Registrable Securities as such Holder may request, by providing notice to the Company within ten (10) Business Days of the notice provided by the Company, on the same terms and conditions as the other Shares to be included in such offering.
          (ii) If the registration of which the Company gives notice pursuant to this Section 9(c) is for an underwritten offering, (x) the notice provided by the Company shall so state, (y) the right of any holder of Registrable Securities to cause the Company to register such holders’ Registrable Securities pursuant to this Section 9(c) shall be conditioned upon the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein and (z) all holders of Registrable Securities proposing to include its Registrable Securities in the registration shall enter into an underwriting agreement in customary form (as agreed upon between the Company and the underwriters selected by the Company for such an underwritten offering with the representative(s) of the underwriters selected by the Company. The Company shall have no obligation to consult with or obtain the consent of any Holder or any holder of Registrable Securities in selecting any underwriters or investment bankers for an offering registered pursuant to this Section 9(c).
          (iii) Notwithstanding any other provision of this Section 9(c), if an offering for which the Company gives notice pursuant to Section 9(c)(i) is to be underwritten and the managing underwriter for the offering advises the Company, in writing, that, in its opinion, the number of Shares requested by the Holder to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any Shares offered in such offering, then, notwithstanding anything in this Section 9 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of Shares which the Company is so advised can be sold in such offering, (A) first, the number of Shares requested to be included in such registration for the account of any stockholders of the Company (including the Holder), pro rata among such stockholders on the basis of the number of Shares that each of them has requested to be included in such registration, and (B) second, any Shares proposed to be included in such registration for the account of the Company.
          (iv) The Company may withdraw its notice of proposed registration given pursuant to Section 9(c)(i) at any time by giving written notice to each Holder and each holder of Registrable Securities, whereupon the Company shall not be required to cause such proposed registration to be effected.
     (d) Registration Procedures. Upon receipt of a request for registration of Registrable Securities pursuant to Sections 9(a)-(c) the Company will thereupon use its commercially reasonable efforts to effect the registration of the Registrable Securities that are the subject of such request as expeditiously as possible, subject to the provisions of Sections 9(a)-(c) and in connection therewith:
          (i) Use its commercially reasonable efforts to diligently and expeditiously prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act with respect to the Registrable Securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective until completion of the proposed offering and sale of such covered securities.
          (ii) (A) Furnish to the Holder copies of all documents filed with the SEC relating to the registration of the Registrable Securities prior to their being filed with the SEC (and in any event at least fifteen (15) Business Days prior to the filing), and (B) notify the Holder of any stop order issued or threatened by the SEC and use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.
          (iii) (A) Prepare and file with the SEC such amendments and supplements, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the Securities Act and to keep the Registration Statement continuously effective as required herein, and prepare and file with the SEC such additional Registration Statements as necessary to register for resale under the Securities Act all of the Registrable Securities (including naming any permitted transferees of Registrable Securities as selling stockholders in such Registration Statement); (B) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (C) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the Holder true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (other than correspondence containing material nonpublic information); and (D) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.
          (iv) Notify the Holder as promptly as possible: (A) when the SEC notifies the Company whether there will be a “review” of a Registration Statement and whenever the SEC comments in writing on such Registration Statement; and (B) when a Registration Statement, or any post-effective amendment or supplement thereto, has become effective, and after the effectiveness thereof (1) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (2) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; and (3) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. Without limitation of any remedies to which the Holder may be entitled under this Agreement, if any of the events described in Section 9(d)(iv)(B)(1), 9(d)(iv)(B)(2), and 9(d)(iv)(B)(3) occur, the Company shall use its best efforts to respond to and correct the event.
          (v) Notify the Holder and any underwriter as promptly as possible of the happening of any event as a result of which the Prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will as promptly as possible prepare (and, when completed, give notice to the Holder) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Holder will not offer or sell Registrable Securities pursuant to such Prospectus until the Company has notified the Holder that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Holder

(it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to as promptly as possible prepare a Prospectus amendment or supplement as above provided in this Section 9(d)(v) and deliver copies of same as provided in Section 9(d)(ix) hereof).
          (vi) Upon the occurrence of any event described in Section 9(d)(v) hereof, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
          (vii) Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of, (A) any order suspending the effectiveness of any Registration Statement or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as possible.
          (viii) Furnish to the Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, and all exhibits to the extent requested by the Holder (including those previously furnished or incorporated by reference, and including an opinion letter from counsel to the Company and a comfort letter from appropriate advisors in a form as are customarily given and reasonably satisfactory to the Holder) as promptly as possible after the filing of such documents with the SEC.
          (ix) Furnish to the selling Holder, without charge, such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements) as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by of the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.
          (x) Use its commercially reasonable efforts to register and qualify (or obtain an exemption from such registration and qualification) the Registrable Securities under such other securities or blue sky laws of the states of residence of the Holder and such other jurisdictions as the Holder shall reasonably request, to keep such registration or qualification (or exemption therefrom) effective during the periods each Registration Statement is effective, and do any and all other acts or things which may be reasonably necessary or advisable to enable the Holder to consummate the public sale or other disposition of Registrable Securities in such jurisdiction, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not then qualified or subject to process.
          (xi) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request.

          (xii) Cooperate with any reasonable due diligence investigation undertaken by the Holder, any managing underwriter participating in any disposition pursuant to a Registration Statement, Holder’s counsels and any attorney, accountant or other agent retained by Holder or any managing underwriter, in connection with the sale of the Registrable Securities, including, without limitation, making available any documents and information; provided, however, that the Company will not deliver or make available to the Holder material, nonpublic information unless the Holder specifically requests and consents in advance in writing to receive such material, nonpublic information and, if requested by the Company, the Holder agrees in writing to treat such information as confidential.
          (xiii) Cause the Registrable Securities covered by such Registration Statement to be listed on the securities exchange or quoted on the quotation system on which the Shares of the Company are then listed or quoted (or if the Shares are not listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine).
          (xiv) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than thirty (30) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).
          (xv) Otherwise cooperate with the SEC and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Warrant.
          (xvi) During the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.
          (xvii) At the request of an Affiliate of the Holder, the Company shall amend any Registration Statement to include such Affiliate as a selling stockholder in such Registration Statement.
          (xviii) Comply with all applicable rules and regulations of the SEC in all material respects.
     (e) Expenses Of Registration. The Company shall pay for all expenses incurred in connection with a registration pursuant to this Warrant and compliance with Section 9(d) of this Agreement, including without limitation (i) all registration, filing and qualification fees and expenses (including without limitation those related to filings with the SEC, the NASD’s Over-the-counter Bulletin Board, The Nasdaq Stock Market or any national securities exchange upon which the Company’s securities are at such time listed and in connection with applicable state securities or blue sky laws); provided that each party shall pay for its own underwriting fees, discounts, commissions or transfer taxes, (ii) all printing expenses, (iii) all messenger, telephone and delivery expenses incurred by the Company, (iv) all fees and disbursements of counsel for the Company, and (v) reasonable fees and disbursements of counsel for the Holder and any affiliates thereof that own Warrant Shares, in an aggregate amount not to exceed $25,000. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Warrant, the expense of any annual audit and audits of any significant acquisitions required to be included in the applicable registration statement.
     (f) Delay Of Registration. Except as otherwise set forth herein, the Holder and the Company (other than with respect to Section 9(d)(v) hereof) shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.
     (g) Indemnification. In the event that any Registrable Securities of the Holder are included in a Registration Statement pursuant to this Agreement:
          (i) To the fullest extent permitted by law, the Company will indemnify and hold harmless the Holder and each officer, director, fiduciary, agent, investment advisor, employee, member (or other equity holder), general partner and limited partner (and affiliates thereof) of the Holder, each broker, underwriter or other person acting on behalf of the Holder and each Person, if any, who controls the Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or actions, joint or several (the “Losses”) to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or relate to any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any Prospectus relating to Registrable Securities, or arise out of or relate to the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and leading to action or inaction required of the Company in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and, subject to the provisions of Section 9(g)(iii) hereof, the Company will reimburse on demand the Holder, such broker, underwriter or other person acting on behalf of the Holder or such officer, director, fiduciary, employee, member (or other equity holder), manager, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses; provided, however, that the indemnity agreement contained in this Section 9(g)(i) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss to the extent that it solely arises out of an untrue statement of any material fact contained in the Registration Statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance upon and in conformity with written information furnished by the Holder with respect to the Holder expressly for use in connection with such Registration Statement.
          (ii) To the fullest extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses to which the Company or any such director, officer or controlling person may become subject to, under the Securities Act or otherwise, insofar as such Losses solely arise out of any untrue statement of any material fact contained in the Registration Statement, or solely arise out of the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case solely to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance upon and in conformity with written information furnished by the Holder with respect to the Holder expressly for use in connection with such Registration Statement; and, subject to the provisions of Section 9(g)(iv) hereof, the Holder will reimburse on demand any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such Losses, provided, however, that the maximum aggregate amount of liability of the Holder under this Section 9(g) shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by the Holder from the sale of Registrable Securities covered by such Registration Statement; and provided, further, however, that the indemnity agreement contained in this Section 9(g)(ii) or 9(g)(v) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Holder against which the request for indemnity is being made (which consent shall not be unreasonably withheld), and that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary Prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a Prospectus as required by the Securities Act.
          (iii) As promptly as possible after receipt by an indemnified party under this Section 9(g) of notice of the threat, assertion or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(g), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, the failure to notify an indemnifying party promptly of the threat, assertion or commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9(g) except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the indemnifying party.
          (iv) If any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 9(g), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 9(g). Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company.
          (v) If the indemnification provided for in this Section 9(g) from the indemnifying party is applicable by its terms but unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the maximum aggregate liability of the Holder as set forth in Section 9(g)(ii), contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(g)(i), 9(g)(ii), 9(g)(iii) and 9(g)(iv), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(g)(v) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
          (vi) The indemnity and contribution agreements contained in this Section 9(g) are in addition to any liability that any indemnifying party may have to any indemnified party.
     (h) Lock Up. In connection with an underwritten public offering of Shares of the Company registered pursuant to the Securities Act, if the managing underwriter for such registration shall so request, the holders of Registrable Securities shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those Shares included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the holders of Registrable Securities, which period shall begin not more than twenty (20) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement; provided that no holder of Registrable Securities shall be subject to such restriction unless and only to the extent all of the officers, directors, Affiliates and all holders of 1% or more holders are subject to, and remain subject to, a written agreement including the same restrictions.
     (i) Reports Under The Exchange Act. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell the Registrable Securities to the public without registration, the Company shall: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as the Holder owns any Shares, Warrants or Warrant Shares, to furnish in writing upon the Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to the Holder a copy of the most recent annual and quarterly reports of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing the Holder of any rule or regulation of the SEC permitting the selling of any such Shares, Warrants or Warrant Shares without registration; and (iv) undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement, including any successor or substitute forms, or the use of Rule 144.
10. NOTICES
All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder at 222 Berkeley Street, 12th Floor, Boston, Massachusetts 02116, Attention: Kyle O’Neil, with a copy to Proskauer Rose, LLP, One International Place, Boston, MA 02110, Attention: Steven M. Ellis, or if to the Company, to it at 4540 California Avenue, Suite 550 Bakersfield, California 93309, Attention: W. Kirk Bosché (or to such other address, facsimile number, or e-mail address as the Holder or the Company as a party may designate by notice the other party) with a copy to Akin, Gump, Strauss, Hauer & Feld LLP, 1111 Louisiana, 44th Floor, Houston, Texas 77002, Attention: Jack Langlois.

11. SEVERABILITY
If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
12. BINDING EFFECT
This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares and their respective successors and assigns.
13. SURVIVAL OF RIGHTS AND DUTIES
This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 p.m., Eastern time, on the Expiration Date and the date on which this Warrant has been exercised in full; provided, however, that Sections 9-19 of this Warrant and the rights and benefits conferred upon the Holder pursuant thereto shall survive any such termination or surrender of this Warrant Certificate.
14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL
This Warrant (including the exhibits hereto, which are incorporated herein and made a part hereof) will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. Each party hereby irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in a state or federal court located in New York; (ii) consents to the jurisdiction of any such rout in any suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, ACTION, CLAIM OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS WARRANT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS WARRANT AND AGREES THAT ANY LAWSUIT, ACTION, CLAIM OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
15. DISPUTE RESOLUTION; APPRAISED VALUE
     (a) Calculation Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder. The Company shall cause, at its expense, the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

     (b) Appraisal.
          (i) At least 20 days prior to an event requiring a determination of the Appraised Value of a Share, the Board of Directors shall determine the Appraised Value acting reasonably and in good faith, providing notice of such determination to the Requisite Holders. In the event the Requisite Holders object to such Appraised Value by delivering written notice to the Board of Directors within thirty (30) days, then the Appraised Value shall be determined as set forth in clause (ii) below.
          (ii) The Company shall, within ten (10) days after the above-referenced thirty (30) day period, engage an independent investment bank of national repute (the “Appraiser”) selected by the Company (with the consent of the Requisite Holders, such consent not to be unreasonably withheld) and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined by assuming the Company is sold in an arm’s length transaction between a willing seller and a willing buyer as a going concern, without deduction for (A) liquidity considerations, (B) minority shareholder status, or (C) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.
16. NOTICES OF RECORD DATE
Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders or record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.
17. RESERVATION OF SHARES
The Company has reserved and shall keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from preemptive rights and any restrictions and encumbrances of any kind, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable.
18. NO THIRD PARTY RIGHTS
Except as expressly set forth herein, this Warrant does not create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

19. EQUITABLE REMEDIES.
Without limiting the rights of the Company and the Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Holder each shall be entitled to seek specific performance, injunctive relief or other equitable remedies.
20. AMENDMENTS AND WAIVERS
Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders; provided that no such amendment or waiver shall, without the written consent of the Company and the Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrant or the Exercise Price, (b) shorten the Expiration Date, or (c) amend, modify or waive the provisions of this Section or the definition of “Requisite Holders.” Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Holder. The Company shall give prompt notice to the Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. The rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date hereof.

Foothills Resources, Inc.

By:	/s/ Dennis B. Tower

Name: Dennis B. Tower
Title: Chief Executive Officer

EXHIBIT A
EXERCISE FORM
     (To be executed by the Holder of the Warrant if such Holder desires to exercise the Warrant)
To Foothills Resources, Inc.:
The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder,                                          full shares of Foothills Resources, Inc. common stock issuable upon exercise of the Warrant and delivery of $                     (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.
     The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

     If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

Name of Holder (print):
(Signature): &nb sp;
(By:) &nbs p;
(Title:) &n bsp;
Dated: &nbs p;

EXHIBIT B
FORM OF ASSIGNMENT
     FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares of Foothills Resources, Inc. issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):
(Signature): &nb sp;
(By:) &nbs p;
(Title:) &n bsp;
Dated: &nbs p;

EXHIBIT C
DEFINITIONS
As used in this Warrant, the following terms have the following meanings:
     “Affiliate” means, with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed in Rule 144 promulgated under the Securities Act.
     “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.
     “Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ Global Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Shares shall not be quoted on the NASDAQ Global Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by the Over the Counter Bulletin Board on any such trading day.
     “Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.
     “Common Stock” means the common stock of the Company, $0.001 par value per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event.
     “Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, between the Company, the Holder and the other parties thereto, and any amendments thereto; unless otherwise specifically stated references herein to the Credit Agreement or to provisions thereof, and the incorporation herein of any provisions thereof, shall remain operative notwithstanding the termination of the Credit Agreement or the payment of the indebtedness of the Company thereunder.
     “Designated Holder” means, for any purpose, any holder (or a representative designated by such holder) of Warrants and Warrant Shares which is designated for such purpose by the Requisite Holders.
     “Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.
     “Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.
     “Exercise Price” shall mean $.01 per Warrant Share, as adjusted from time to time in accordance with Section 3.
     “Holder(s)” means Regiment Capital Special Situations Fund III, L.P.
     “Market Price” on any day means (a) the unweighted average of the daily Closing Prices per Share for the 20 consecutive trading days prior to such date or (b) if clauses (a), (b) and (c) of the definition of “Closing Price” are inapplicable, then the Appraised Value as of such day shall apply; provided that for purposes of the application of Section 3(b) to a Share Distribution pursuant to a public offering registered under the Securities Act, “Market Price” means the Closing Price per Share for the trading day preceding the effective date of the registration statement with respect to such public offering (or in the case of an initial public offering, the price per Share in such offering).
     “Note” means a “Note” as defined in the Credit Agreement.
     “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Registrable Securities” means any Warrant Shares until (a) a registration statement under the Securities Act covering such Warrant Shares shall have been declared effective and such Warrant Shares shall have been disposed of pursuant to such effective registration statement, (b) such Warrant Shares shall have been sold under circumstances in which all of the conditions of Rule 144 (or any similar provisions then in force) under the Securities Act were met or all such Warrant Shares may be sold pursuant to Rule 144(k) in any three (3) month period, or (c) such Warrant Shares shall have been otherwise transferred, the Company shall have delivered one (1) or more certificates or other evidence of ownership of such Warrant Shares not bearing the legend required pursuant to Section 2 and such Warrant Shares may be resold without subsequent registration under the Securities Act.
     “Requisite Holders” means at any time holders of Warrant Shares and Warrants representing more than 50% of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.
     “Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.
     “Shares” means shares of the Common Stock.
     “Trading Day” means any day on which the Common Stock is traded on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, on the Nasdaq National Market if quoted thereon, or if not so listed or quoted, the NASD Over-the-Counter Bulletin Board (the “OTC Bulletin Board”) if quoted thereon, is open for the transaction of business.
     “Warrant” means, as the context requires, (a) this warrant or (b) any of the other Share purchase warrants originally issued pursuant to or in connection with the Credit Agreement and, in either case, any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.